Exhibit 99.1

NEWS RELEASE For Immediate Release May 9, 2018	Investors: Michael D. Neese VP, Investor Relations (804) 287-8126 michael.neese@pfgc.com	Media: Joe Vagi Manager, Corporate Communications (804) 484-7737 joe.vagi@pfgc.com

Performance Food Group Company Reports Third-Quarter and First-Nine Months Fiscal 2018 Results

Delivers Strong Earnings and Cash Flow

Third-Quarter Fiscal 2018 Highlights

•	Total case volume grew 0.8%

•	Net sales increased 2.7% to $4.3 billion

•	Gross profit improved 7.2% to $558.7 million

•	Net income was up 62.0% to $33.7 million

•	Adjusted EBITDA grew 6.7% to $95.6 million[1]

•	Diluted earnings per share (“EPS”) increased 60.0% to $0.32

•	Adjusted Diluted EPS increased 25.9% to $0.34[1]

First-Nine Months Fiscal 2018 Highlights

•	Total case volume increased 2.8%

•	Net sales grew 5.6% to $13.0 billion

•	Gross profit was up 8.5% to $1.7 billion

•	Net income increased 140.3% to $134.3 million

•	Adjusted EBITDA grew 12.4% to $291.3 million[1]

•	Diluted EPS increased 138.9% to $1.29

•	Adjusted Diluted EPS grew 32.9% to $1.01[1]

RICHMOND, Va. – Performance Food Group Company (“PFG” or the “Company”) (NYSE: PFGC) today announced its third-quarter and first-nine months fiscal 2018 business results.

“We are pleased with our third-quarter net sales and profitability, particularly given the multiple snow storms that occurred in March,” said George Holm, PFG’s President and Chief Executive Officer. “Vistar’s third- quarter results were strong with EBITDA up 14%, driven by its strong channel growth. As a result of our businesses’ strong performance during the first nine months, we are tightening our fiscal 2018 Adjusted EBITDA outlook for growth from a range of 8% to 11% to a range of 9% to 11%. We remain confident in our full-year outlook and our strategies for future growth.”

[1]	This earnings release includes several metrics, including EBITDA, Adjusted EBITDA, Free Cash Flow, and Adjusted Diluted Earnings per Share that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). Please see Statement Regarding Non-GAAP Financial Measures at the end of this release for definitions of such non-GAAP financial measures and reconciliations of such non-GAAP financial measures to their respective most comparable financial measures calculated in accordance with GAAP.

Third-Quarter Fiscal 2018 Financial Summary

Total case volume increased 0.8% in the third quarter of fiscal 2018 compared to the prior year period, with underlying organic growth of 0.1%. Total case volume included a 4.8% increase in independent cases, growth in Performance Brands cases and broad-based growth in Vistar’s sales channels, partially offset by declines in the casual dining segment within Customized and the impact of an unusually large number of snow storms.

Net sales for the third quarter of fiscal 2018 grew 2.7% to $4.3 billion versus the comparable prior year period. The increase in net sales was primarily attributable to an increase in selling price per case as a result of inflation and mix. Overall food cost inflation was approximately 2.1% in the third quarter. The increase in net sales was also attributable to growth in Vistar, case growth in Performance Foodservice (“PFS”), specifically in the independent restaurant channel, and recent acquisitions.

Gross profit for the third quarter of fiscal 2018 grew 7.2% compared to the prior year period, to $558.7 million. The gross profit increase was led by case growth and from selling an improved mix of customer channels and products, specifically to the independent restaurant channel. Gross profit per case increased 26 cents, while gross margin as a percentage of net sales was up 50 basis points over the prior year period to 12.8%.

Operating expenses rose by 5.0% to $498.6 million in the third quarter of fiscal 2018 compared to the prior year period. The increase in operating expenses was primarily due to acquired case volume and the resulting impact on variable operational expenses, higher fuel prices, acquisition integration costs within Vistar, as well as an accelerating increase in the number of sales personnel within Performance Foodservice.

Operating profit was up 28.7% driven by a strong gross profit increase of 7.2%. Net income for the third quarter of fiscal 2018 grew 62.0% year-over-year to $33.7 million. The growth was primarily a result of an increase in operating profit and a decrease in income tax expense, partially offset by interest and other expenses. The decrease in income tax expense was primarily a result of the impact of the Tax Cuts and Jobs Act (the “Act”). The effective tax rate in the third quarter of fiscal 2018 was 24.8% compared to 36.8% in the third quarter of fiscal 2017.

EBITDA increased 15.7% in the third quarter of fiscal 2018 compared to the prior year period to $92.1 million. For the quarter, Adjusted EBITDA rose 6.7% to $95.6 million compared to the prior year period.

Diluted EPS grew 60.0% to $0.32 in the third quarter of fiscal 2018 over the prior year period. Adjusted diluted EPS increased 25.9% to $0.34 per share in the third quarter over the prior year period.

First-Nine Months Fiscal 2018 Financial Summary

Total case volume increased 2.8% in the first nine months of fiscal 2018 compared to the prior year period, with underlying organic growth of 1.4%.

Net sales for the first nine months of fiscal 2018 was $13.0 billion, an increase of 5.6% versus the comparable prior year period. The increase in net sales was primarily attributable to case growth in Performance Foodservice, specifically in the independent restaurant channel, a higher selling price per case, sales growth in Vistar, and recent acquisitions.

Gross profit rose 8.5% compared to the prior year period, to $1.7 billion. The gross profit increase in the first nine months of fiscal 2018 was led by case growth and an improved sales mix of customer channels and products, specifically to the independent restaurant channel. Gross margin as a percentage of net sales was up 30 basis points over the prior year period to 12.9%.

Operating expenses increased 7.1% in the first nine months of fiscal 2018 compared to the prior year period, to $1.5 billion. The increase was primarily due to case volume growth and the resulting impact on variable operational expenses, one-time costs primarily related to the exit of the Company’s private-equity shareholders and acquisition integration costs within Vistar, partially offset by decreases in insurance and professional, legal, and consulting expenses within Corporate.

Operating profit was up 23.2% to $159.7 million driven by strong top-line and gross profit growth and mix of business specifically within the independent restaurant channel. Net income was up 140.3% to $134.3 million for the first nine months of fiscal 2018 compared to the prior year period. The significant increase in net income was a result of the Company’s strong operating profit performance combined with the $53.9 million decrease in income tax expense. The decrease in income tax expense was primarily driven by non-cash gains as a result of the Act and the excess tax benefit of $15.4 million associated with the performance vesting of certain stock-based compensation awards.

EBITDA grew 14.3% in the first nine months of fiscal 2018 compared to the prior year period to $255.8 million. For the first nine months of fiscal 2018, Adjusted EBITDA increased 12.4% to $291.3 million compared to the prior year period.

Diluted EPS increased 138.9% in the first nine months of fiscal 2018 over the prior year period, to $1.29. Adjusted diluted EPS rose 32.9% in the first nine months of fiscal 2018 over the prior year period, to $1.01 per share.

Cash Flow and Capital Spending

In the first nine months of fiscal 2018, PFG generated $229.6 million in cash flow from operating activities, an increase of $127.6 million versus the prior year period. The improvement in cash flow from operating activities was largely driven by higher operating income and improvements in working capital. The Company delivered free cash flow of $156.4 million through the first nine months of fiscal 2018.

For the first nine months of fiscal 2018, the Company invested $73.2 million in capital expenditures. PFG now expects capital expenditures for fiscal 2018 will be between $115 million and $140 million. The fiscal 2018 capital expenditures estimate is lower than the Company’s previously provided estimate due to the timing of projects.

Third-Quarter Fiscal 2018 Segment Results

Performance Foodservice

PFS net sales for the third quarter of fiscal 2018 increased 4.7% to $2.5 billion compared to the prior year period. The increase in net sales was primarily attributable to an increase in selling price per case as a result of inflation. Net sales growth was also driven by an increase in cases sold, including independent case growth and solid independent customer demand for Performance Brands. For the quarter, independent sales as a percentage of total segment sales was up 80 basis points to 44.1%.

EBITDA for PFS increased 4.5% to $69.7 million in the third quarter of fiscal 2018 compared to the prior year period. EBITDA growth was driven by a 6.2% increase in gross profit, offset slightly by an increase in fuel expense. The increase in gross profit per case resulted from a favorable shift in the mix of cases sold to independent customers and increased sales of Performance Brands.

Vistar

For the third quarter of fiscal 2018, Vistar net sales grew 9.3% to $820.2 million compared to the prior year period. This increase was driven by broad-based growth in Vistar’s sales channels and as a result of recent acquisitions.

Third-quarter EBITDA for Vistar was up 14.0% versus the prior year to $32.5 million. Gross profit dollar growth of 16.9% for the third quarter was fueled by an increase in the number of cases sold and a favorable change in sales mix. Third quarter EBITDA was impacted by higher variable operating costs associated with higher case volume and integration costs related to recent acquisitions.

PFG Customized

Net sales for PFG Customized decreased 7.3% to $960.3 million in the third quarter of fiscal 2018 compared to the prior year period. This decrease was primarily a result of the Georgia facility that was closed in the fourth quarter of fiscal 2017.

PFG Customized EBITDA decreased 1.0% to $10.2 million in the third quarter of fiscal 2018 compared to the prior year period. The decrease in EBITDA was driven by higher operating expenses, including higher warehouse personnel costs and fuel expense, partially offset by an increase in gross profit, which was primarily the result of a favorable shift in customer mix.

Fiscal 2018 Outlook

For fiscal 2018, PFG tightens its fiscal 2018 Adjusted EBITDA outlook for growth to a range of 9% to 11%.    The previous fiscal 2018 Adjusted EBITDA range was 8% to 11%. The Company’s fiscal 2017 Adjusted EBITDA was $390.7 million.

PFG reaffirms its Adjusted Diluted EPS outlook representing growth in the range of 24% to 30% to $1.54 to $1.61 over its fiscal 2017 Adjusted Diluted EPS of $1.24.

PFG’s Adjusted EBITDA and Adjusted Diluted EPS outlook and full-year forecast for its effective tax rate on operations exclude the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, but are not limited to, loss on early extinguishment of debt, restructuring charges, certain tax items, and charges associated with non-recurring professional and legal fees associated with acquisitions. PFG’s management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported net income, its reported Diluted EPS, and its reported effective tax rate because these items, which could be significant, are difficult to predict and may be highly variable. As a result, PFG does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA and Adjusted Diluted EPS outlook or its effective tax rate on operations forecast. Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to PFG’s outlook.

Conference Call

As previously announced, a conference call with the investment community and news media will be webcast on May 9, 2018 at 9:00 a.m. Eastern Daylight Time. Access to the webcast is available at www.pfgc.com.

About Performance Food Group Company

Through its family of leading foodservice distributors – Performance Foodservice, Vistar, and PFG Customized – Performance Food Group Company (PFG) markets and distributes approximately 150,000 food and food-related products from 76 distribution centers to over 150,000 customer locations across the United States. PFG’s 15,000+ associates serve a diverse mix of customers, from independent and chain restaurants to schools, business and industry locations, hospitals, vending distributors, office coffee service distributors, retailers, and theaters. The company sources its products from more than 5,000 suppliers and serves as an important partner to its suppliers by providing them access to the company’s broad customer base. For more information, visit www.pfgc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the “Fiscal 2018 Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties. The following factors, in addition to those discussed under the section entitled Item 1A Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2017 filed with the Securities and Exchange Commission (the “SEC”) on August 25, 2017 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017 filed with the SEC on November 8, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, could cause actual future results to differ materially from those expressed in any forward-looking statements:

•	competition in our industry is intense, and we may not be able to compete successfully;

•	we operate in a low margin industry, which could increase the volatility of our results of operations;

•	we may not realize anticipated benefits from our operating cost reduction and productivity improvement efforts;

•	our profitability is directly affected by cost inflation or deflation and other factors;

•	we do not have long-term contracts with certain of our customers;

•	group purchasing organizations may become more active in our industry and increase their efforts to add our customers as members of these organizations;

•	changes in eating habits of consumers;

•	extreme weather conditions;

•	our reliance on third-party suppliers;

•	labor relations and costs risks and availability of qualified labor;

•	volatility of fuel and other transportation costs;

•	inability to adjust cost structure where one or more of our competitors successfully implement lower costs;

•	we may be unable to increase our sales in the highest margin portions of our business;

•	changes in pricing practices of our suppliers;

•	risks relating to any future acquisitions;

•	environmental, health, and safety costs;

•	the risk that we fail to comply with requirements imposed by applicable law or government regulations;

•	our reliance on technology and risks associated with disruption or delay in implementation of new technology;

•	costs and risks associated with a potential cybersecurity incident or other technology disruption;

•	product liability claims relating to the products we distribute and other litigation;

•	negative media exposure and other events that damage our reputation;

•	anticipated multiemployer pension related liabilities and contributions to our multiemployer pension plan;

•	impact of uncollectibility of accounts receivable;

•	difficult economic conditions affecting consumer confidence;

•	departure of key members of senior management;

•	risks relating to federal, state, and local tax rules, including the impact of the Tax Cuts and Jobs Act and related interpretations and determinations by tax authorities;

•	the cost and adequacy of insurance coverage;

•	risks relating to our outstanding indebtedness; and

•	our ability to maintain an effective system of disclosure controls and internal control over financial reporting.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.    Any forward-looking statement, including any contained herein, speaks only as of the time of this release and we do not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this release that may affect the accuracy of any forward-looking statement, except as required by law.

PERFORMANCE FOOD GROUP COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In millions, except per share data)	Three months ended March 31, 2018	Three months ended April 1, 2017	Nine months ended March 31, 2018	Nine months ended April 1, 2017
Net sales	$4,349.2	$4,235.0	$13,025.2	$12,332.9
Cost of goods sold	3,790.5	3,713.6	11,344.2	10,783.0

Gross profit	558.7	521.4	1,681.0	1,549.9
Operating expenses	498.6	474.7	1,521.3	1,420.3

Operating profit	60.1	46.7	159.7	129.6

Other expense, net:
Interest expense	15.2	14.0	44.9	40.5
Other, net	0.1	(0.2)	(0.3)	(1.5)

Other expense, net	15.3	13.8	44.6	39.0

Income before taxes	44.8	32.9	115.1	90.6
Income tax expense (benefit)	11.1	12.1	(19.2)	34.7

Net income	$33.7	$20.8	$134.3	$55.9

Weighted-average common shares outstanding:
Basic	102.7	100.3	101.7	100.1
Diluted	104.5	102.8	104.5	102.8
Earnings per common share:
Basic	$0.33	$0.21	$1.32	$0.56
Diluted	$0.32	$0.20	$1.29	$0.54

PERFORMANCE FOOD GROUP COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

($ in millions)	As of March 31, 2018	As of July 1, 2017
ASSETS
Current assets:
Cash	$7.5	$8.1
Accounts receivable, less allowances of $24.2 and $17.0	1,070.3	1,028.5
Inventories, net	1,054.4	1,013.3
Prepaid expenses and other current assets	51.4	35.0

Total current assets	2,183.6	2,084.9
Goodwill	740.4	718.6
Other intangible assets, net	202.5	201.1
Property, plant and equipment, net	744.3	740.7
Restricted cash and other assets	61.7	58.8

Total assets	$3,932.5	$3,804.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable and outstanding checks in excess of deposits	$1,215.8	$1,125.3
Accrued expenses and other current liabilities	223.7	246.3
Long-term debt – current installments	—	5.8
Capital lease obligations—current installments	7.6	5.9

Total current liabilities	1,447.1	1,383.3
Long-term debt	1,199.1	1,241.9
Deferred income tax liability, net	66.3	103.0
Capital lease obligations, excluding current installments	47.2	44.0
Other long-term liabilities	111.4	106.4

Total liabilities	2,871.1	2,878.6

Total shareholders’ equity	1,061.4	925.5

Total liabilities and shareholders’ equity	$3,932.5	$3,804.1

PERFORMANCE FOOD GROUP COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

($ in millions)	Nine months ended March 31, 2018	Nine months ended April 1, 2017 (1)
Cash flows from operating activities:
Net income	$134.3	$55.9
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and intangible asset amortization	95.8	92.6
Non-cash activities	3.3	18.1
Changes in operating assets and liabilities, net
Accounts receivable	(38.7)	(53.8)
Inventories	(24.2)	(57.7)
Prepaid expenses and other assets	(9.8)	14.3
Trade accounts payable and outstanding checks in excess of deposits	81.6	50.8
Accrued expenses and other liabilities	(12.7)	(18.2)

Net cash provided by operating activities	229.6	102.0

Cash flows from investing activities:
Purchases of property, plant and equipment	(73.2)	(106.6)
Net cash paid for acquisitions	(70.9)	(144.9)
Other	0.6	0.7

Net cash used in investing activities	(143.5)	(250.8)

Cash flows from financing activities:
Net (payments) borrowings under ABL Facility	(43.5)	151.0
Payment of Promissory Note	(6.0)	—
Cash paid for shares withheld to cover taxes	(28.0)	(1.2)
Cash paid for acquisitions	(8.4)	(1.3)
Other	(0.7)	(3.0)

Net cash (used in) provided by financing activities	(86.6)	145.5

Net decrease in cash and restricted cash	(0.5)	(3.3)
Cash and restricted cash, beginning of period	21.0	23.8

Cash and restricted cash, end of period	$20.5	$20.5

(1)	The condensed consolidated statement of cash flows for the nine months ended April 1, 2017 has been adjusted to reflect the adoption of ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The consolidated statements of cash flows explain the change during the periods in the total of cash and restricted cash. Therefore, restricted cash activity is included with cash when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows.

The following table provides a reconciliation of cash and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same such amounts shown in the condensed consolidated statements of cash flows:

(In millions)	As of March 31, 2018	As of July 1, 2017
Cash	$7.5	$8.1
Restricted cash, included in Restricted cash and other assets (2)	13.0	12.9

Total cash and restricted cash	$20.5	$21.0

(2)	Restricted cash represents the amounts required by insurers to collateralize a part of the deductibles for the Company’s workers’ compensation and liability claims.

Supplemental disclosures of cash flow information are as follows:

(In millions)	Nine months ended March 31, 2018	Nine months ended April 1, 2017
Cash paid during the year for:
Interest	$37.3	$30.7
Income taxes, net of refunds	25.6	26.9

Statement Regarding Non-GAAP Financial Measures

This earnings release and the accompanying financial statement tables include several financial measures that are not calculated in accordance with GAAP, including EBITDA, Adjusted EBITDA, Free Cash Flow and Adjusted Diluted Earnings per Share. Such measures are not recognized terms under GAAP, should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and are not indicative of net income as determined under GAAP. EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Diluted Earnings per Share, and other non-GAAP financial measures have limitations that should be considered before using these measures to evaluate the Company’s liquidity or financial performance. EBITDA, Adjusted EBITDA, Free Cash Flow and Adjusted Diluted Earnings per Share, as presented, may not be comparable to similarly titled measures of other companies because of varying methods of calculation.

Management measures operating performance based on PFG’s EBITDA, defined as net income before interest expense, interest income, income taxes, and depreciation and amortization.

PFG believes that the presentation of EBITDA enhances an investor’s understanding of PFG’s performance. PFG believes this measure is a useful metric to assess PFG’s operating performance from period to period by excluding certain items that PFG believes are not representative of PFG’s core business. PFG also uses this measure to evaluate the performance of its segments and for business planning purposes.

In addition, management uses Adjusted EBITDA, defined as net income before interest expense, interest income, income and franchise taxes, and depreciation and amortization, further adjusted to exclude certain items we do not consider part of our core operating results. Such adjustments include certain unusual, non-cash, non-recurring, cost reduction, and other adjustment items permitted in calculating covenant compliance under the Company’s credit agreement and indenture (other than certain pro forma adjustments permitted under our credit agreement and indenture relating to the Adjusted EBITDA contribution of acquired entities or businesses prior to the acquisition date). Under PFG’s credit agreement and indenture, the Company’s ability to engage in certain activities such as incurring certain additional indebtedness, making certain investments, and making restricted payments is tied to ratios based on Adjusted EBITDA (as defined in the credit agreement and indenture).

Management also uses Free Cash Flow, which is defined as net cash provided by operating activities less capital expenditures (purchases of property, plant and equipment). PFG also believes that the presentation of Free Cash Flow enhances an investor’s understanding of PFG’s ability to make strategic investments and manage debt levels.

Management also uses Adjusted Diluted Earnings per Share, which is calculated by adjusting the most directly comparable GAAP financial measure by excluding the same items excluded in PFG’s calculation of Adjusted EBITDA, as well as certain one-time income tax items, to the extent that each such item was included in the applicable GAAP financial measure.

PFG believes that the presentation of Adjusted EBITDA, Free Cash Flow and Adjusted Diluted Earnings per Share is useful to investors because these metrics provide insight into underlying business trends and year-over-year results and are frequently used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in PFG’s industry.

The following tables include a reconciliation of non-GAAP financial measures to the applicable most comparable U.S. GAAP financial measures.

PERFORMANCE FOOD GROUP COMPANY

Non-GAAP Reconciliation (Unaudited)

	Three months ended
($ in millions, except per share data)	March 31, 2018	April 1, 2017	Change	%
Net income (GAAP)	$33.7	$20.8	$12.9	62.0
Interest expense	15.2	14.0	1.2	8.6
Income tax expense	11.1	12.1	(1.0)	(8.3)
Depreciation	24.6	23.3	1.3	5.6
Amortization of intangible assets	7.5	9.4	(1.9)	(20.2)

EBITDA	92.1	79.6	12.5	15.7
Impact of non-cash items (A)	2.1	4.1	(2.0)	(48.8)
Impact of acquisition, integration & reorganization charges (B)	0.6	3.3	(2.7)	(81.8)
Impact of productivity initiatives (C)	0.5	2.2	(1.7)	(77.3)
Impact of other adjustment items (D)	0.3	0.4	(0.1)	(25.0)

Adjusted EBITDA (Non-GAAP)	$95.6	$89.6	$6.0	6.7

Diluted earnings per share (GAAP)	$0.32	$0.20	$0.12	60.0
Impact of non-cash items	0.02	0.04	(0.02)	(50.0)
Impact of acquisition, integration & reorganization charges	0.01	0.03	(0.02)	(66.7)
Impact of productivity initiatives	—	0.02	(0.02)	(100.0)
Impact of other adjustment items	—	0.01	(0.01)	(100.0)
Tax impact of above adjustments	—	(0.03)	0.03	(100.0)
Tax impact of revaluation of net deferred tax liability (E)	(0.01)	—	(0.01)	NM

Adjusted Diluted Earnings per Share (Non-GAAP)	$0.34	$0.27	$0.07	25.9

A.	Includes adjustments for non-cash charges arising from stock-based compensation, interest rate swap hedge ineffectiveness, and gain/loss on disposal of assets. Stock-based compensation cost was $3.5 million and $4.0 million in the third quarter of fiscal 2018 and fiscal 2017, respectively. In addition, this includes a decrease in the LIFO reserve of $1.6 million for the third quarter of fiscal 2018 and an increase in the LIFO reserve of $0.3 million for the third quarter of fiscal 2017.
B.	Includes professional fees and other costs related to completed and abandoned acquisitions, costs of integrating certain of our facilities, facility closing costs, and advisory fees.
C.	Consists primarily of professional fees and related expenses associated with productivity initiatives.
D.	Consists of amounts related to fuel collar derivatives, certain financing transactions, lease amendments, and franchise tax expense and other adjustments permitted under the Company’s credit agreement.
E.	Represents the per share impact of the $1.1 million net benefit to deferred income tax expense as a result of the Act and the revaluation of the Company’s net deferred tax liability.

PERFORMANCE FOOD GROUP COMPANY

Non-GAAP Reconciliation (Unaudited)

	Nine months ended
($ in millions, except per share data)	March 31, 2018	April 1, 2017	Change	%
Net income (GAAP)	$134.3	$55.9	$78.4	140.3
Interest expense	44.9	40.5	4.4	10.9
Income tax (benefit) expense	(19.2)	34.7	(53.9)	NM
Depreciation	73.7	66.6	7.1	10.7
Amortization of intangible assets	22.1	26.0	(3.9)	(15.0)

EBITDA	255.8	223.7	32.1	14.3
Impact of non-cash items (A)	18.2	12.6	5.6	44.4
Impact of acquisition, integration & reorganization charges (B)	4.7	9.5	(4.8)	(50.5)
Impact of productivity initiatives (C)	10.3	9.0	1.3	14.4
Impact of other adjustment items (D)	2.3	4.4	(2.1)	(47.7)

Adjusted EBITDA (Non-GAAP)	$291.3	$259.2	$32.1	12.4

Diluted earnings per share (GAAP)	$1.29	$0.54	$0.75	138.9
Impact of non-cash items	0.17	0.12	0.05	41.7
Impact of acquisition, integration & reorganization charges	0.04	0.09	(0.05)	(55.6)
Impact of productivity initiatives	0.10	0.09	0.01	11.1
Impact of other adjustment items	0.02	0.05	(0.03)	(60.0)
Tax impact of above adjustments	(0.10)	(0.13)	0.03	23.1
Tax impact of revaluation of net deferred tax liability (E)	(0.37)	—	(0.37)	NM
Tax impact of stock-based compensation - performance vesting (F)	(0.14)	—	(0.14)	NM

Adjusted Diluted Earnings per Share (Non-GAAP)	$1.01	$0.76	$0.25	32.9

A.	Includes adjustments for non-cash charges arising from stock-based compensation, interest rate swap hedge ineffectiveness, and gain/loss on disposal of assets. Stock-based compensation cost was $18.0 million and $12.1 million in the first nine months of fiscal 2018 and fiscal 2017, respectively. In addition, this includes a decrease in the LIFO reserve of $0.4 million for the first nine months of fiscal 2018 and an increase in the LIFO reserve of $1.5 million for the first nine months of fiscal 2017.
B.	Includes professional fees and other costs related to completed and abandoned acquisitions, costs of integrating certain of our facilities, facility closing costs, and advisory fees.
C.	Consists primarily of professional fees and related expenses associated with productivity initiatives.
D.	Consists of amounts related to fuel collar derivatives, certain financing transactions, lease amendments, and franchise tax expense and other adjustments permitted under the Company’s credit agreement.
E.	Represents the per share impact of the $38.5 million net benefit to deferred income tax expense as a result of the Act and the revaluation of the Company’s net deferred tax liability.
F.	Represents the per share impact of the $15.4 million excess tax benefit recognized as a result of the performance metrics being met for certain stock-based compensation awards upon the exit of the Company’s private-equity shareholders.

	Nine months ended
($ in millions)	March 31, 2018	April 1, 2017
Net cash provided by operating activities (GAAP)	$229.6	$102.0
Purchases of property, plant and equipment	(73.2)	(106.6)

Free cash flow (Non-GAAP)	$156.4	(4.6)

Segment Results

We have three segments as described above—Performance Foodservice, PFG Customized, and Vistar. Management evaluates the performance of these segments based on their respective sales growth and EBITDA. For PFG Customized, EBITDA includes certain allocated corporate expenses that are included in operating expenses. The allocated corporate expenses are determined based on a percentage of total sales. This percentage is reviewed on a periodic basis to ensure that the allocation reflects a reasonable rate of corporate expenses based on their use of corporate services.

Corporate & All Other is comprised of corporate overhead and certain operations that are not considered separate reportable segments based on their size. This includes the operations of our internal logistics unit responsible for managing and allocating inbound logistics revenue and expense, as well as the operations of certain recent acquisitions.

In the first quarter of fiscal 2018, the Company reorganized its information technology department, and expenses associated with business application teams are now included in the segments results. The EBITDA for Performance Foodservice, Vistar, and Corporate & All Other for the three and nine months ended April 1, 2017 has been adjusted to reflect this change.

The following tables set forth net sales and EBITDA by segment for the periods indicated (dollars in millions):

Net Sales

	Three Months Ended
	March 31, 2018	April 1, 2017	Change	%
Performance Foodservice	$2,522.2	$2,408.2	$114.0	4.7
PFG Customized	960.3	1,036.3	(76.0)	(7.3)
Vistar	820.2	750.5	69.7	9.3
Corporate & All Other	112.0	99.4	12.6	12.7
Intersegment Eliminations	(65.5)	(59.4)	(6.1)	(10.3)

Total net sales	$4,349.2	$4,235.0	$114.2	2.7

	Nine Months Ended
	March 31, 2018	April 1, 2018	Change	%
Performance Foodservice	$7,684.6	$7,202.8	$481.8	6.7
PFG Customized	2,744.6	2,837.1	(92.5)	(3.3)
Vistar	2,455.9	2,229.9	226.0	10.1
Corporate & All Other	330.7	236.2	94.5	40.0
Intersegment Eliminations	(190.6)	(173.1)	(17.5)	(10.1)

Total net sales	$13,025.2	$12,332.9	$692.3	5.6

EBITDA

	Three Months Ended
	March 31, 2018	April 1, 2017	Change	%
Performance Foodservice	$69.7	$66.7	$3.0	4.5
PFG Customized	10.2	10.3	(0.1)	(1.0)
Vistar	32.5	28.5	4.0	14.0
Corporate & All Other	(20.3)	(25.9)	5.6	21.6

Total EBITDA	$92.1	$79.6	$12.5	15.7

	Nine Months Ended
	March 31, 2018	April 1, 2017	Change	%
Performance Foodservice	$231.5	$214.8	$16.7	7.8
PFG Customized	21.3	20.9	0.4	1.9
Vistar	92.3	83.3	9.0	10.8
Corporate & All Other	(89.3)	(95.3)	6.0	6.3

Total EBITDA	$255.8	$223.7	$32.1	14.3